Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Heritage Distilling Holding Company, Inc., a Delaware corporation (the “Company”), hereby certifies that, to his knowledge:

(1)     The Annual Report on Form 10-K of the Company for the year ended December 31, 2024 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 28, 2025

By:	/s/ Justin Stiefel
Name:	Justin Stiefel
Title:	Chief Executive Officer

By:	/s/ Michael Carrosino
Name:	Michael Carrosino
Title:	Chief Financial Officer